Exhibit 99.1

Senmiao Technology Reports Fiscal 2023 Second Quarter Financial Results

CHENGDU, China, November 14, 2022 -- Senmiao Technology Limited (“Senmiao”) (NASDAQ: AIHS), a financing and servicing company focused on the online ride-hailing industry in China, as well as an operator of its own online ride-hailing platform, today announced financial results for its fiscal 2023 second quarter ended September 30, 2022.

Please note that the financial figures of Senmiao’s former variable interest entities (“VIEs”) Sichuan Senmiao Ronglian Technology Co., Ltd. (“Sichuan Senmiao”), Sichuan Jinkailong Automobile Leasing Co., Ltd. (”Jinkailong”) and Chengdu Youlu Technology Ltd. (”Youlu”) had no impact on Senmiao’s consolidated interim financial information for the three months ended September 30, 2022, as a result of deconsolidation of these former VIEs effective March 31, 2022. The financial results from these former VIEs were classified as discontinued operations in the comparative period in 2021, which were previously classified under Automobile Transaction and Related Services.

Fiscal 2023 Second Quarter Financial and Operating Highlights

•	Total revenues of $2.2 million from continuing operations, compared to $1.1 million in the prior-year period.
•	From October 23, 2020, the date Senmiao launched its online ride-hailing platform, to September 30, 2022, approximately 25.1 million rides were completed (including orders completed on the platform operated by Senmiao and orders completed on partner platforms, such as Meituan, Xiehua and Anma) with fares paid by riders totaling $81.7 million.
•	Loss from operations of $1.6 million, compared to loss of $2.3 million in the prior-year period, primarily as a result of a $0.7 million increase of gross profit.
•	Net loss from continuing operations of $1.2 million, compared to net income of $0.7 million in the prior-year period, primarily as a result of a $3.0 million gain due to the change in fair value of derivative liabilities in the prior-year period.

Management Commentary

Xi Wen, Chairman, Chief Executive Officer and President of Senmiao, stated, “We were pleased to have achieved strong top line growth during the second quarter of fiscal 2023 due to increased revenue contributions from our automobile rental and online ride-hailing platform services businesses from the prior-year period. This is particularly impressive given the impact of lockdowns in Chengdu on our business as we continue to navigate the ongoing pandemic environment. During the quarter, we generated a gross profit as the online ride-hailing platform services business has yielded increasing margins as we have gained efficiencies under the new business model where Senmiao incurs much lower expenses related to driver incentives  . We are seeing the synergies between our automobile rental and online ride-hailing platform services businesses at work, resulting in tangible growth in both business lines. We believe these two business lines will continue to be our key growth drivers. We remain focused on providing quality online ride-hailing services for customers in our key cities while continuing to support and empower our drivers.”

Mr. Wen continued, “We continued expanding our online ride-hailing business to new cities and building symbiotic partnerships during the quarter ended September 30, 2022. We launched our online ride-hailing platform in the cities of Tianjin and Foshan, increasing Senmiao’s presence to a total of 26 cities. We also initiated cooperative partnerships in vehicle rental and leasing services, new energy vehicle charging services, and vehicle and driver resources in two of our key cities, Chengdu and Guangzhou, to further support our growth. We believe these partnerships present immediate value and potential future opportunities for our drivers. We plan to continue strengthening and expanding our partnership base to enable Senmiao to grow into new regions and improve access to our services.”

Financial Review

Revenues

Total revenues from continuing operations were $2.2 million for the second quarter ended September 30, 2022, compared to $1.1 million in the prior-year period. The increase was largely due to increased contributions from operating lease revenues from automobile rentals and online ride-hailing platform services.

During the second quarter ended September 30, 2022, the automobile rental business generated operating lease revenues of $0.9 million, compared to $0.4 million in the prior-year period, due to a significant increase in the number of automobiles leased. The online ride-hailing platform services business generated revenues of $1.0 million, compared to $0.6 million in the prior-year period.

Cost of Revenues

Cost of revenues from continuing operations increased to $1.9 million for the second quarter ended September 30, 2022, compared to $1.5 million in the prior-year period, primarily due to a $0.3 million increase in costs of automobiles under operating leases as a result of business expansion and a $0.2 million increase in costs of automobile sold, partially offset by a $0.1 million decrease in direct expense and technical service fees related to online ride-hailing platform services.

Gross Profit (Loss)

Gross profit from continuing operations was $0.3 million for the second quarter ended September 30, 2022, compared to a gross loss of $0.4 million in the prior-year period, primarily due to the increase in gross profit from online ride-hailing platform services.

Selling, General and Administrative Expenses

Selling, general and administrative (“SG&A”) expenses from continuing operations decreased by 16.4% to $1.5 million for the second quarter ended September 30, 2022, compared to $1.8 million in the prior-year period. The decrease was a result of Senmiao’s cost control initiatives during the quarter, mainly attributable to a $0.2 million decrease in salary and employee benefits as the number of our employee decreased from 202 to 190, a $0.1 million decrease in office rental expenditures, as well as decreased professional service fees.

Net Income (Loss) from Continuing Operations

Net loss from continuing operations for the second quarter ended September 30, 2022, was $1.2 million, compared to net income of $0.7 million in the prior-year period, which was primarily as a result of a $3.0 million gain due to the change in fair value of derivative liabilities in the prior-year period.

Earnings (Loss) per Share

Loss per share for continuing operations was approximately $0.15 based on a weighted average number of basic and diluted common stock of 7.0 million, compared to earnings per share of approximately $0.19 based on a weighted average number of basic and diluted common stock of 5.5 million.

Financial Position

As of September 30, 2022, Senmiao had cash and cash equivalents of $2.0 million, compared to $1.2 million as of March 31, 2022, for its continuing operations. Total stockholders’ equity was $6.3 million as of September 30, 2022, compared to $8.1 million as of March 31, 2022.

Further information regarding Senmiao's results of operations for the quarter ended September 30, 2022 can be found in Senmiao's Form 10-Q, which will be filed with the Securities and Exchange Commission today.

About Senmiao Technology Limited

Headquartered in Chengdu, Sichuan Province, Senmiao provides automobile transaction and related services including sales of automobiles, facilitation and services for automobile purchases and financing, management, operating leases, guarantees and other automobile transaction services, as well as operates its own ride-hailing platform aimed principally at the growing online ride-hailing market in Senmiao’s areas of operation in China. For more information about Senmiao, please visit: http://www.senmiaotech.com. Senmiao routinely provides important updates on its website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements (including those relating to the operation of Senmiao’s ride-hailing platform) are subject to significant risks, uncertainties and assumptions, including those detailed from time to time in the Senmiao’s filings with the SEC, and represent Senmiao’s views only as of the date they are made and should not be relied upon as representing Senmiao’s views as of any subsequent date. Senmiao undertakes no obligation to publicly revise any forward-looking statements to reflect changes in events or circumstances.

For more information, please contact:

At the Company:

Yiye Zhou

Email: edom333@ihongsen.com

Phone: +86 28 6155 4399

Investor Relations:

The Equity Group Inc. In China

Carolyne Sohn, Vice President Lucy Ma, Associate

+1 408-538-4577 +86 10 5661 7012

csohn@equityny.com lma@equityny.com

Alice Zhang, Investor Relations Analyst

+1 212-836-9610

azhang@equityny.com

© 2022 Senmiao Technology Ltd. All rights reserved.

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollars, except for the number of shares)

	September 30,	March 31,
	2022	2022
	(Unaudited)
ASSETS
Current assets
Cash, and cash equivalents	$1,965,532	$1,185,221
Accounts receivable, net, current portion	205,397	418,022
Accounts receivable, a related party	23,301	—
Inventories	—	286,488
Finance lease receivables, net, current portion	214,614	314,264
Prepayments, other receivables and other assets, net	1,681,299	2,713,208
Due from related parties, current portion, net	442,461	682,335
Total current assets	4,532,604	5,599,538

Property and equipment, net	4,235,056	5,658,773

Other assets
Operating lease right-of-use assets, net	209,768	109,621
Operating lease right-of-use assets, net, related parties	407,425	515,906
Financing lease right-of-use assets, net	39,665	305,933
Intangible assets, net	855,198	959,551
Accounts receivable, net, non-current	—	69
Finance lease receivables, net, non-current	57,382	92,980
Due from a related party, non-current	5,484,218	6,635,746
Total other assets	7,053,656	8,619,806

Total assets	$15,821,316	$19,878,117

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities
Borrowings from a financial institution	$43,239	$145,542
Accounts payable	3,546	14,446
Advances from customers	148,513	120,629
Accrued expenses and other liabilities	2,651,217	2,444,367
Due to related parties and affiliates	119,143	11,682
Operating lease liabilities	89,089	50,177
Operating lease liabilities - related parties	337,076	330,781
Financing lease liabilities	39,665	304,557
Derivative liabilities	604,111	2,215,204
Current liabilities - discontinued operations	470,966	528,426
Total current liabilities	4,506,565	6,165,811

Other liabilities
Operating lease liabilities, non-current	124,677	47,910
Operating lease liabilities, non-current - related parties	200,346	226,896
Financing lease liabilities, non-current	—	1,376
Deferred tax liability	41,446	46,386
Total other liabilities	366,469	322,568

Total liabilities	4,873,034	6,488,379

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Expressed in U.S. dollars, except for the number of shares)

	September 30,	March 31,
	2022	2022
	(Unaudited)
Commitments and contingencies

Mezzanine Equity
Series A convertible preferred stock (par value $1,000 per share, 5,000 shares authorized; 1,741 and 5,000 shares issued and outstanding at September 30, 2022 and March 31, 2022, respectively)	285,802	820,799

Stockholders’ equity
Common stock (par value $0.0001 per share, 10,000,000 shares authorized; 7,682,908 and 6,186,783 shares issued and outstanding at September 30, 2022 and March 31, 2022, respectively)*	782	630
Additional paid-in capital	43,337,879	42,803,033
Accumulated deficit	(35,352,182)	(34,601,545)
Accumulated other comprehensive loss	(1,716,583)	(109,454)
Total Senmiao Technology Limited stockholders’ equity	6,269,896	8,092,664

Non-controlling interests	4,392,584	4,476,275

Total equity	10,662,480	12,568,939

Total liabilities, mezzanine equity and equity	$15,821,316	$19,878,117

*Giving retroactive effect to the 1-for-10 reverse stock split effected on April 6, 2022

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in U.S. dollars, except for the number of shares)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Revenues	$2,164,089	$1,113,719	$4,290,425	$1,492,473
Revenues, a related party	77,113	—	292,573	—
Total revenues	2,241,202	1,113,719	4,582,998	1,492,473

Cost of revenues
Cost of revenues	(1,830,224)	(1,548,857)	(3,665,698)	(3,920,822)
Cost of revenues, a related party	(102,160)	—	(148,502)	—
Total cost of revenues	(1,932,384)	(1,548,857)	(3,814,200)	(3,920,822)

Gross profit (loss)	308,818	(435,138)	768,798	(2,428,349)

Operating expenses
Selling, general and administrative expenses	(1,527,731)	(1,828,438)	(3,447,078)	(4,400,186)
Provision for doubtful accounts, net of recovery	(366,293)	(45,305)	(344,436)	(118,783)
Impairments of inventories	—	—	(3,085)	—
Impairments of long-lived assets and goodwill	—	(3,151)	-	(140,541)
Total operating expenses	(1,894,024)	(1,876,894)	(3,794,599)	(4,659,510)

Loss from operations	(1,585,206)	(2,312,032)	(3,025,801)	(7,087,859)

Other income (expense)
Other income (expense), net	423,972	21,140	487,125	(15,470)
Interest expense	—	(667)	—	(6,512)
Interest expense on finance leases	(1,153)	(14,904)	(8,301)	(30,757)
Change in fair value of derivative liabilities	(17,417)	3,017,734	1,611,093	1,648,450
Total other income, net	405,402	3,023,303	2,089,917	1,595,711

Income (loss) before income taxes	(1,179,804)	711,271	(935,884)	(5,492,148)

Income tax expense	—	(11)	—	(11)

Net income (loss) from continuing operations	(1,179,804)	711,260	(935,884)	(5,492,159)

Loss from discontinued operations, net of applicable income taxes	—	(833,185)	—	(2,000,402)

Net loss	(1,179,804)	(121,925)	(935,884)	(7,492,561)

Net loss attributable to non-controlling interests from continuing operations	96,314	325,222	185,247	1,143,767
Net loss attributable to non-controlling interests from discontinued operations	—	216,629	—	520,105

Net income (loss) attributable to the Company’s stockholders	$(1,083,490)	$419,926	$(750,637)	$(5,828,689)

Net loss	$(1,179,804)	$(121,925)	$(935,884)	$(7,492,561)

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (CONTINUED)

(Expressed in U.S. dollars, except for the number of shares)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Other comprehensive loss
Foreign currency translation adjustment	(719,920)	(3,608)	(1,505,573)	(22,180)

Comprehensive loss	(1,899,724)	(125,533)	(2,441,457)	(7,514,741)

less: Total comprehensive income (loss) attributable to non-controlling interests	7,057	(547,866)	(83,691)	(1,681,222)

Total comprehensive income (loss) attributable to stockholders	$(1,906,781)	$422,333	$(2,357,766)	$(5,833,519)

Weighted average number of common stock
Basic and diluted*	7,048,187	5,538,676	6,678,749	5,406,641

Earnings (loss) per share - basic and diluted*
Continuing operations	$(0.15)	$0.19	$(0.11)	$(0.80)
Discontinued operations	—	(0.11)	—	(0.27)
Total earnings (loss) per share - basic and diluted*	$(0.15)	$0.08	$(0.11)	$(1.07)

*Giving retroactive effect to the 1-for-10 reverse stock split effected on April 6, 2022

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars)

	For the Six Months Ended September 30,
	2022	2021
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(935,884)	$(7,492,561)
Net loss from discontinued operations	—	(2,000,402)
Net loss from continuing operations	(935,884)	(5,492,159)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	606,482	426,958
Amortization of right-of-use assets	417,836	392,978
Amortization of intangible assets	93,724	74,643
Provision for doubtful accounts, net of recovery	344,436	118,783
Impairments of inventories	3,085	—
Impairments of long-lived assets	—	140,541
Gain on disposal of long-lived assets	(350,967)	—
Change in fair value of derivative liabilities	(1,611,093)	(1,648,450)
Change in operating assets and liabilities
Accounts receivable	179,126	76,107
Accounts receivable, a related party	(24,624)	—
Inventories	324,140	(134,268)
Prepayments, other receivables and other assets	766,235	412,387
Finance lease receivables	134,091	401,592
Accounts payable	(9,860)	132,186
Advances from customers	43,328	(1,218)
Income tax payable	—	160
Accrued expenses and other liabilities	557,047	91,899
Operating lease liabilities	(19,052)	(93,648)
Operating lease liabilities - related parties	(5,845)	(15,084)
Net cash provided by (used in) operating activities from continuing operations	512,205	(5,116,593)
Net cash used in operating activities from discontinued operations	—	(888,270)
Net Cash Provided by (Used in) Operating Activities	512,205	(6,004,863)

Cash Flows from Investing Activities:
Purchases of property and equipment	(1,900)	(2,162,825)
Cash received from disposal of long-lived assets	443,054	—
Purchases of intangible assets	(26,893)	—
Net cash provided by (used in) investing activities from continuing operations	414,261	(2,162,825)
Net cash provided by investing activities from discontinued operations	—	21,830
Net Cash Provided by (Used in) Investing Activities	414,261	(2,140,995)

Cash Flows from Financing Activities:
Net proceeds from issuance of common stock and warrants in a registered direct public offering	—	5,771,053
Net proceeds from issuance of common stock upon warrants exercised	—	22,015
Borrowings from a financial institution	—	317,850
Loan to a related party	—	(4,283,794)
Borrowings from related parties and affiliates	387,152	800,000
Repayments to related parties	—	(172,528)
Repayments of current borrowings from a financial institution	(91,389)	(318,575)

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Expressed in U.S. dollars)

	For the Six Months Ended September 30,
	2022	2021
	(Unaudited)	(Unaudited)
Principal payments of finance lease liabilities	(263,688)	(203,115)
Net cash provided by financing activities from continuing operations	32,075	1,932,906
Net cash provided by financing activities from discontinued operations	—	3,506,585
Net Cash Provided by Financing Activities	32,075	5,439,491

Effect of exchange rate changes on cash and cash equivalents	(178,230)	24,396

Net increase (decrease) in cash and cash equivalents	780,311	(2,681,971)
Cash and cash equivalents, beginning of the period	1,185,221	4,448,075
Cash and cash equivalents, end of the period	1,965,532	1,766,104

Less: Cash and cash equivalents from discontinued operations	—	132,584

Cash and cash equivalents from continuing operations, end of period	$1,965,532	$1,633,520

Supplemental Cash Flow Information
Cash paid for interest expense	$—	$27,648
Non-cash Transaction in Investing and Financing Activities
Recognition of right-of-use assets and lease liabilities	$170,025	$108,201
Recognition of right-of-use assets and lease liabilities, related parties	$64,649	$180,307
Allocation of fair value of derivative liabilities for issuance of common stock	$—	$3,562,404
Allocation of fair value of derivative liabilities to additional paid in capital upon warrants exercised	$—	$45,674